EXHIBIT 99.1

Pacific Green Reaches Financial Close for £120 Million (US$146 Million) of Funding for Its 249 MW / 373.5 MWh Sheaf Energy Park Battery Development

Dover, DE, Nov. 03, 2023 (GLOBE NEWSWIRE) -- Pacific Green Technologies, Inc. ("Pacific Green", OTCQB: PGTK) announces that it has reached financial close on a £120 million (US$146 million) senior debt facility (the “Facility”) for Pacific Green’s 249 MW / 373.5 MWh Sheaf Energy Park battery energy storage system in Kent, England (“Sheaf Energy Park”).

The Facility is provided by a two-bank syndicate, with National Westminster Bank plc (“NatWest”) and UK Infrastructure Bank Limited (“UKIB”) contributing £60 million (US$73 million) each. The Facility will be used to fund the development and construction of Sheaf Energy Park, following which repayment will occur on a 10 year amortization profile upon the start of commercial operations.

Scott Poulter, Pacific Green’s CEO, commented: “Sheaf Energy Park represents one of the largest project-financed battery energy storage systems in the world. We are pleased to have NatWest’s and UKIB’s participation in the Facility, which is a strong confirmation of the robustness of the project.”

Jacob Lloyd, Head of Specialist Asset Finance at NatWest, added: “Pacific Green is one of the fastest growing independent renewable energy developers, and we are excited to support them with Sheaf Energy Park and future projects to come as they continue their growth in the renewable energy sector.”

John Flint, CEO of UKIB, added: “The rapid scale-up of renewables onto the grid means the UK needs more storage capacity, and we need it fast. Our support for Pacific Green and the Sheaf Energy Park project is a great example of how UKIB’s debt financing can help accelerate large storage projects to bring them online sooner, while also providing crucial market confidence in the sector.”

About Pacific Green Technologies, Inc.:

Pacific Green is focused on addressing the world’s need for cleaner and more sustainable energy. Pacific Green offers Battery Energy Storage Systems and Concentrated Solar Power to complement its environmental technologies division. Pacific Green has offices in the USA, Canada, United Kingdom, Australia, Saudi Arabia and China.

For more information, visit Pacific Green’s website:
www.pacificgreen.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the continued development of Sheaf Energy Park, any potential business developments and future interest in Pacific Green’s battery, solar and environmental technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the continuation of the development of Sheaf Energy Park and general economic and political conditions. These forward-looking statements are made as of the date of this news release, and Pacific Green assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Pacific Green believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in Pacific Green’s annual report on Form 10-K for the most recent fiscal year, Pacific Green’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Scott Poulter, Chairman & CEO
Pacific Green Technologies
T: +1 (302) 601-4659